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                                  Exhibit 23.1

                           Consent of BDO Seidman, LLP







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                          INDEPENDENT AUDITORS' CONSENT




P & F Industries, Inc.:
Farmingdale, New York


We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1996, relating to the consolidated financial statements and schedule of P&F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



BDO Seidman, LLP
New York, New York
February 5, 1997